CONFORMED COPY












                          CASEY'S GENERAL STORES, INC.



                                   $80,000,000

                          7.89% Senior Notes, Series A

                                due May 15, 2010

                             NOTE PURCHASE AGREEMENT

                             Dated as of May 1, 2000


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                                TABLE OF CONTENTS

Section                                                                  Page

1.      AUTHORIZATION OF NOTES                                          1

2.      SALE AND PURCHASE OF NOTES                                      1

3.      CLOSING                                                         2

4.      CONDITIONS TO CLOSING                                           2
        4.1     Representations and Warrants                            2
        4.2     Performance; No Default                                 2
        4.3     Compliance Certificates                                 2
        4.4     Opinions of Counsel                                     3
        4.5     Purchase Permited By Applicable Law, etc.               3
        4.6     Sale of Other Notes                                     3
        4.7     Payment of Special Counsel Fees                         3
        4.8     Private Placement Number                                3
        4.9     Changes in Corporate Structure                          4
        4.10    Proceedings and Documents                               4

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY                   4
        5.1     Organization; Power and Authority                       4
        5.2     Authorization, etc.                                     4
        5.3     Disclosure                                              5
        5.4     Organization and Ownership of Shares of
                Subsidiaries; Affiliates                                5
        5.5     Financial Statements                                    6
        5.6     Compliance with Laws, Other Instruments, etc.           6
        5.7     Governmental Authorizations, etc.                       6
        5.8     Litigation; Observance of Agreements, Statutes and
                Orders                                                  6
        5.9     Taxes                                                   7
        5.10    Title to Property; Leases                               7
        5.11    Licenses, Permits, etc.                                 7
        5.12    Compliance with ERISA                                   8
        5.13    Private Offering by the Company                         9
        5.14    Use of Proceeds; Margin Regulations                     9
        5.15    Existing Indebtedness; Future Liens                     9
        5.16    Foreign Assets Control Regulations, etc.                10
        5.17    Status under Certain Statutes                           10
        5.18    Environmental Matters                                   10

6.      REPRESENTATIONS OF THE PURCHASER                                11
        6.1     Purchase for Investment                                 11
        6.2     Source of Funds                                         11

7.      INFORMATION AS TO COMPANY                                       12
        7.1     Financial and Business Information                      12
        7.2     Officer's Certificate                                   15
        7.3     Inspection                                              16

8.      PREPAYMENT OF THE NOTES                                         16
        8.1     Required Prepayments                                    16
        8.2     Optional Prepayments with Make-Whole Amount             16
        8.3     Change of Control                                       17
        8.4     Allocation of Partial Prepayments                       19
        8.5     Maturity; Surrender, etc.                               19
        8.6     Purchase of Notes                                       19
        8.7     Make-Whole Amount                                       19

9.      AFFIRMATIVE COVENANTS
        9.1     Compliance with Law                                     21
        9.2     Insurance                                               21
        9.3     Maintenance of Properties                               21
        9.4     Payment of Taxes and Claims                             21
        9.5     Corporate Existence, etc.                               22

10.     NEGATIVE COVENANTS
        10.1    Adjusted Consolidated Net Worth                         22
        10.2    Funded Debt                                             22
        10.3    Fixed Charge Coverage Ratio                             23
        10.4    Limitations on Liens                                    23
        10.5    Merger, Consolidation, etc.                             24
        10.6    Sale of Assets                                          25
        10.7    Nature of Business                                      26
        10.8    Transactions with Affiliates                            26

11.     EVENTS OF DEFAULT                                               26

12.     REMEDIES ON DEFAULT, ETC.                                       28
        12.1    Acceleration                                            28
        12.2    Other Remedies                                          29
        12.3    Rescission                                              29
        12.4    No Waivers or Election of Remedies, Expenses, etc.      29


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13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES                   30
        13.1.   Registration of Notes                                   30
        13.2    Transfer and Exchange of Notes                          30
        13.3    Replacement of Notes                                    30

14.     PAYMENTS OF NOTES                                               31
        14.1    Place of Payment                                        31
        14.2    Home Office Payment                                     31

15.     EXPENSES, ETC.                                                  32
        15.1    Transaction Expenses                                    32
        15.2    Survival                                                32

16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT    32

17.     AMENDMENT AND WAIVER                                            33
        17.1    Requirements                                            33
        17.2    Solicitation of Holders of Notes                        33
        17.3    Binding Effect, etc.                                    33
        17.4    Notes held by Company, etc.                             34

18.     NOTICES                                                         34

19.     REPRODUCTION OF DOCUMENTS                                       34

20.     CONFIDENTIAL INFORMATION                                        35

21.     SUBSTITUTION OF PURCHASER                                       36

22.     ADDITIONAL SERIES OF NOTES                                      36
        22.1    Issuance of Additional Series of Notes                  36
        22.2    Conditions to Additional Series of Notes                36

23.     MISCELLANEOUS                                                   37
        23.1    Successors and Assigns                                  37
        23.2    Payments Due on Non-Business Days                       37
        23.3    Severability                                            37
        23.4    Construction                                            37
        23.5    Counterparts                                            38
        23.6    Governing Law                                           38

SCHEDULE A      Information Relating to Purchasers

SCHEDULE B      Defined Terms

SCHEDULE 4.9    Changes in Corporate Structure

SCHEDULE 5.3    Disclosure Materials

SCHEDULE 5.4    Organization and Ownership of Shares of Subsidiaries;
                Affiliates

SCHEDULE 5.5    Financial Statement

SCHEDULE 5.8    Litigation

SCHEDULE 5.11   Licenses, Permits, etc.

SCHEDULE 5.14   Use of Proceeds

SCHEDULE 5.15   Existing Indebtedness; Future Liens

SCHEDULE 5.18   Certain Products of the Company and its Subsidiaries

SCHEDULE 10.4   Liens

EXHIBIT 1       Form of Series A Senior Note

EXHIBIT 4.4(a)  Form of Opinion of Counsel for the Company

EXHIBIT 4.4(b)  Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 22.2    Form of Terms Agreement


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                          CASEY'S GENERAL STORES, INC.
                            One Convenience Boulevard

                               Ankeny, Iowa 50021

                                 (515) 965-6100

                               Fax: (515) 965-6160

                                   $80,000,000
                 7.89% Senior Notes, Series A, due May 15, 2010



                                                    Dated as of May 1, 2000


TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     CASEY'S GENERAL STORES, INC., an Iowa corporation (the "Company"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

     The Company has authorized the issue and sale of $80,000,000 aggregate principal amount of its 7.89% Senior Notes, Series A, due May 15, 2010 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes will be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and each of the other purchasers named in Schedule A (the "Other Purchasers"), and you and the Other Purchasers will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint


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obligations and you shall have no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

3.       CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "Closing") on May 15, 2000 or on such other Business Day thereafter on or prior to May 20, 2000 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 9870527502 at UMB Bank, n.a., Kansas City, Missouri, ABA No. 101000695. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.1.     Representations and Warranties.

     The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.2.     Performance; No Default.

     The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by this Agreement had it applied since such date.

         4.3.     Compliance Certificates.




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     (a)  Officer's  Certificate.  The Company  shall have  delivered  to you an
Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

     (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreement.

         4.4.     Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., counsel for the Company, covering the matters set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to you) and (b) from Gardner, Carton & Douglas, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         4.5.     Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6.     Sale of Other Notes.

     Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

         4.7.     Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         4.8.     Private Placement Number.

     A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes by Gardner, Carton & Douglas.

         4.9.     Changes in Corporate Structure.

     Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         4.10.    Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

         5.1.     Organization; Power and Authority.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         5.2.     Authorization, etc.

     This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3.     Disclosure.

     The Company, through its agent, SPP Capital Partners, LLC, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated April 2000 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since April 30, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with this Agreement and the issue and sale of the Notes to you and the Other Purchasers.

     5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.

     (a) Schedule 5.4 is (except as noted therein) a complete and correct list of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5.5.     Financial Statements.

     The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6.     Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7.     Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         5.8.     Litigation; Observance of Agreements, Statutes and Orders.

     (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.9.     Taxes.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended April 30, 1995.

         5.10.    Title to Property; Leases.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11.    Licenses, Permits, etc.

                  Except as disclosed in Schedule 5.11,

     (a) The Company and its Subsidiaries own or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

     (b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         5.12.    Compliance with ERISA.

     (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or

412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         5.13.    Private Offering by the Company.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 68 other
Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         5.14.    Use of Proceeds; Margin Regulations.

     The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.0% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 1.0% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         5.15.    Existing Indebtedness; Future Liens.

     (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of April 30, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or any Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

         5.16.    Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17.    Status under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         5.18.    Environmental Matters.

     Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Schedule 5.18 contains a list of the products offered for sale by the Company and its Subsidiaries that may constitute Hazardous Materials. Except as otherwise disclosed in the Memorandum or in the attachments thereto,

     (a) neither the Company nor any Subsidiary has knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

     (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

     (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

         6.1.     Purchase for Investment.

     You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         6.2.     Source of Funds.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

     (a) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) ("PTE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

     (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of

"control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

     (d)      the Source is a governmental plan; or

     (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

     (f) the Source is the assets of one or more employee benefit plans that are managed by an "in-house asset manager," as that term is defined in PTE 96-23 and such purchase and holding of the Notes is exempt under PTE 96-23; or

     (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

         7.1.     Financial and Business Information

      The Company will deliver to each holder of Notes that is an  Institutional
Investor:

     (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

     (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a

Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided, if applicable, that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

     (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

     (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

     (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied (A) by an opinion thereon of KPMG LLP or another firm of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together, if available, with the

Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

     (c) SEC and Other Reports -- promptly upon their becoming available, and if applicable, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, (ii) each regular or periodic report, each registration statement (in each instance, without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and (iii) all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

     (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

     (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

     (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

     (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

     (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

     (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         7.2.     Officer's Certificate.

     Each set of financial statements delivered to a holder of Notes pursuant to Sections 7.1(a) or (b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

     (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.8, inclusive, during the quarterly or annual period covered by the statements then being furnished (including for each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

     (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3.     Inspection.

     The Company will permit the representatives of each holder of Notes that is an Institutional Investor:

     (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

     (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

8.       PREPAYMENT OF THE NOTES

         8.1.     Required Prepayments.

     On May 15, 2004, and on each May 15 thereafter to and including May 15, 2009, the Company will prepay $11,428,572 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at 100% of the principal amount thereof and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to
Section 8.2 or 8.3 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         8.2.     Optional Prepayments with Make-Whole Amount.

     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $2,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued interest to the date of redemption and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3.     Change of Control.

     (a) Notice of Change of Control, Management Buyout or Control Event -- The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, Management Buyout or Control Event, give written notice of such Change of Control, Management Buyout or Control Event to each holder of Notes unless notice in respect of such Change of Control or Management Buyout (or the Change of Control or Management Buyout contemplated by such Control Event) shall have been given pursuant to paragraph
(b) of this Section 8.3. If a Change of Control or Management Buyout has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph (c) of this Section 8.3 and shall be accompanied by the certificate described in paragraph (g) of this Section 8.3.

     (b) Condition to Company Action -- The Company will not take any action that consummates or finalizes a Change of Control or Management Buyout unless
(i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes and accompanied by the certificate described in paragraph (g) of this Section 8.3, and (ii) subject to the provisions of paragraph (d) below, contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

     (c) Offer to Prepay Notes -- The offer to prepay Notes contemplated by paragraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the

Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (a) of this Section 8.3, such date shall be not less than 20 days and not more than 60 days after the date of such offer.

     (d) Acceptance -- A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute (i) in the case of a Change of Control, an acceptance of such offer by such holder and (ii) in the case of a Management Buyout, a rejection of such offer by such holder.

     (e)  Prepayment --  Prepayment of the Notes to be prepaid  pursuant to this
Section 8.3 shall be (i) in the case of a Change of Control, at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment, or (ii) in the case of a Management Buyout, at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment. If applicable, on the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount, if any, due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in paragraph (f) of this Section 8.3.

     (f) Deferral Pending Change in Control or Management Buyout -- The obligation of the Company to prepay Notes pursuant to the offers required by subparagraphs (a) and (b) and accepted in accordance with paragraph (d) of this
Section 8.3 is subject to the occurrence of the Change of Control or Management Buyout in respect of which such offers and acceptances shall have been made. In the event that such Change of Control or Management Buyout does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control or Management Buyout occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control or Management Buyout and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control or Management Buyout have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change of Control or Management Buyout shall be deemed rescinded).

     (g) Officer's Certificate -- Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed  Prepayment Date, (ii) that such offer is made pursuant to this
Section 8.3, (iii) the principal amount of each Note offered to be prepaid, (iv) if applicable, the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (vi) that the conditions of this Section 8.3 have been fulfilled and (vii) in reasonable detail, the nature and date or proposed date of the Change of Control or Management Buyout.

         8.4.     Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.5.     Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.6.     Purchase of Notes.

     The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.7.     Make-Whole Amount.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

     "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the "PX Screen" on the Bloomberg Financial Market Service (or such other display as may replace the PX Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
(ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond- equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

     "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

     "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

         9.1.     Compliance with Law.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.2.     Insurance.

     The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3.     Maintenance of Properties.

     The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4.     Payment of Taxes and Claims.

     The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.5.     Corporate Existence, etc.

     The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.      NEGATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

         10.1.    Adjusted Consolidated Net Worth.

     The Company will not permit Adjusted Consolidated Net Worth at any time to be less than $150,000,000.

         10.2.    Funded Debt.

     The Company will not, and will not permit any Subsidiary to, create, assume, incur or otherwise become liable for, directly or indirectly, any Funded Debt, other than:

        (a)      the Notes;

        (b) existing Funded Debt of the Company described in Schedule 5.15, including any renewal, extension or refunding thereof;

        (c) Funded Debt of a Subsidiary owed to the Company or a Wholly Owned Subsidiary; and

        (d) additional Funded Debt (including any additional series of notes issued hereunder) if, after giving effect to the incurrence of such Funded Debt and to the application of proceeds thereof, Consolidated Funded Debt would not exceed 60% of Consolidated Total Capitalization.

         10.3.    Fixed Charge Coverage Ratio.

     The Company will not permit the ratio (calculated as of the last day of each fiscal quarter) of Consolidated Cash Flow to Consolidated Fixed Charges for the period of eight quarters ending as of last day of each fiscal quarter to be less than 2.0 to 1.0. If the Company or a Subsidiary acquires any Person (or the assets thereof) resulting in such Person becoming, or otherwise resulting in, a Subsidiary, compliance with this Section 10.3 shall be determined by calculating Consolidated Cash Flow and Consolidated Fixed Charges on a pro forma basis as if such Subsidiary had become such at the beginning of the eight-quarter period.

         10.4.    Limitations on Liens.

     The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

     (a) Liens existing as of the date of Closing that are listed in Schedule 10.4;

     (b) Liens (i) incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', warehousemen's, mechanics', materialmen's and other similar Liens), which Liens do not in the aggregate materially detract from the value of the assets of the Company and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of their businesses, and (ii) to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

     (c) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

     (d) Liens (i) existing on property at the time of its acquisition or construction by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created contemporaneously or within 365 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the fair market value (determined in good faith by the board of directors of the Company);

     (e) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

     (f) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

     (g) the extension, renewal or replacement of any Lien permitted by Sections 10.4(a) and (d), provided that (i) there is no increase in the principal amount or decrease in maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, and (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien;

     (h) Liens securing Indebtedness of a Subsidiary to the Company or another Wholly Owned Subsidiary; and

     (i) in addition to the Liens permitted by paragraphs (a) through (h) of this Section 10.4, Liens securing Indebtedness of the Company or a Subsidiary that is not otherwise permitted to be outstanding pursuant paragraphs (a) through (h), provided that Priority Debt does not at any time exceed 20% of Consolidated Adjusted Net Worth.

         10.5.    Merger, Consolidation, etc.

     The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

     (a) the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

     (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, is a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation (y) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (z) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

     (ii) immediately after giving effect to such transaction, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, could incur $1.00 of additional Funded Debt; and

     (iii) immediately after giving effect to such transaction, no Default or Event of Default shall exist; and

     (b) Any Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or another Wholly Owned Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or another Wholly Owned Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.6 or, as a result of which, such Person becomes a Subsidiary; provided in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default;

     No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes.

         10.6.    Sale of Assets.

     Except as permitted by Section 10.5 hereof, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a "Disposition"), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than (a) Dispositions in the ordinary course of business, (b) Dispositions by a Subsidiary to the Company or another Wholly Owned Subsidiary or (c) Dispositions not otherwise permitted by Section 10.6(a) or (b), provided that (i) each such Disposition is for a consideration at least equal to the fair market value of the property subject thereto, (ii) the aggregate net book value of all assets so disposed of in any fiscal year pursuant to this Section 10.6(c) does not exceed 25% of Consolidated Total Assets as of the end of the immediately preceding fiscal year, and (iii) after giving effect to such Disposition no Default or Event of Default would exist. Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (c) of the preceding sentence to the extent that (A) the net proceeds from such Disposition are within 365 days of such Disposition (y) reinvested or committed to be reinvested in productive assets of a similar nature of at least equivalent value by the Company or a Subsidiary or (z) applied to the payment or prepayment of any outstanding Indebtedness of the Company and its Subsidiaries that is not subordinated to the Notes (provided that if any such Indebtedness permits reborrowing by the Company or such Subsidiary, the commitment to relend is permanently reduced by the amount of such payment) and (B) after giving effect to such Disposition no Default or Event of Default would exist. Any prepayment of Notes pursuant to this Section 10.6 shall be in accordance with
Section 8.2.

         10.7.    Nature of Business.

     The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged, would be substantially changed from the general nature of the business in which the Company is engaged on the date of this Agreement as described in the Memorandum.

         10.8.    Transactions with Affiliates.

     The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.      EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

     (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

     (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.8; or

     (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default; or

     (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in, or pursuant to the requirements of, this Agreement or in connection with the issuance and sale of the Notes proves to have been false or incorrect in any material respect on the date as of which made; or

     (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii)the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000; or

     (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 30 days; or

     (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

     (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
(iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

     As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.1.    Acceleration.

     (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, the holders of a majority in principal amount of the Notes at the time outstanding may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2.    Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3.    Rescission.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4.    No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1.    Registration of Notes.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2.    Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.2.

         13.3.    Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note that is an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

     (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

         14.1.    Place of Payment.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois, at the principal office of Bank of America. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2.    Home Office Payment.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.      EXPENSES, ETC.

         15.1.    Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         15.2.    Survival.

     The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT.

     All representations and warranties contained herein speak as of the date made or deemed herein to be made and shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

         17.1.    Requirements.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of
Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         17.2.    Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3.    Binding Effect, etc.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4.    Notes held by Company, etc.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified
mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate that any such reproduction is not accurate, has been altered or is otherwise incomplete.

20.      CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,

     (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or
(z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the

     Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      ADDITIONAL SERIES OF NOTES.

         22.1.    Issuance of Additional Series of Notes.

     The Company may, from time to time, issue and sell additional series of its unsecured promissory notes (each additional series being designated by the next succeeding letter of the alphabet following designation of the immediately preceding series) to one or more additional purchasers (which may include any Purchaser if such Purchaser shall in its sole discretion consent thereto) and may, in connection with the documentation of such additional series, incorporate by reference all of or certain of the provisions of this Agreement; provided, however, that such incorporation by reference shall not dilute or otherwise affect the relative priority or other rights of the Purchasers of the Notes hereunder or any subsequent series of notes, including the percentages of the Notes required to approve an amendment to this Agreement or to effect a waiver pursuant to Section 17.1 or the percentages of the Notes required to accelerate the maturity of the Notes or to rescind such an acceleration of the maturity of the Notes pursuant to Sections 12.1 and 12.3. Under no circumstances shall the issuance of additional series of Notes by the Company in any way modify or amend this Agreement or the meaning of the term "Notes" as used in this Agreement. This Section 22 does not in any manner obligate the Purchasers or the holders of the Notes to purchase or agree to purchase additional series of the Company"s unsecured promissory notes now or at any time in the future.

         22.2.    Conditions to Additional Series of Notes.

     The Company may (but shall not be required to) at any time, or from time to time, offer to the Purchasers an opportunity to purchase additional promissory notes. At such time the Company shall provide such offeree with additional information regarding the terms of such additional promissory notes, the timing of the offering and whatever additional information as the Purchasers may request. If a Purchaser fails to respond to such an offer, it shall be deemed to have rejected the Company's offer. The Purchasers shall have no obligation to give any consideration to the offer whatsoever or to make any such additional purchase, and may reject such offers at their sole discretion. In the event that the Company and a Purchaser shall mutually agree to such an additional purchase, the issuance of each such additional series of promissory notes shall occur upon the execution by the Company and the Purchaser of a terms agreement substantially in the form of Exhibit 22.2, appropriately completed, and satisfaction by the Company of all of the conditions to closing and funding set forth in Section 4, with such changes as shall be appropriate to such additional series of promissory notes, and the delivery of such additional closing documents and opinions the Purchaser shall request.

23.      MISCELLANEOUS.

         23.1.    Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         23.2.    Payments Due on Non-Business Days.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         23.3.    Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         23.4.    Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         23.5.    Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         23.6.    Governing Law.

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of- law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                              Very truly yours,

                                             CASEY'S GENERAL STORES, INC.


                                    By:      /s/ Ronald M. Lamb
                                             ------------------------
                                             Name:  Ronald M. Lamb
                                             Title:  Chief Executive Officer


                                             Attest:


                                    By:      /s/ John G. Harmon
                                             ------------------------
                                             Name:  John G. Harmon
                                             Title:  Secretary/Treasurer

The foregoing is agreed to as of the date thereof.

NEW YORK LIFE INSURANCE COMPANY


By:      /s/ A. Post Howland
         -------------------------
Name:    A. Post Howland
Title:   Investment Manager

NEW YORK LIFE INSURANCE AND
ANNUITY CORPORATION
By:      New York Life Asset Management
         Operating Company LLC,
         Its Investment Manager

By:      /s/ David L. Bangs
         -----------------------
Name:    David L. Bangs
Title:   Vice President

ALLSTATE LIFE INSURANCE COMPANY
OF NEW YORK

By:      /s/ Jeffrey A. Mazer
         ------------------------
Name:    Jeffrey A. Mazer

By:      /s/ Patricia W. Wilson

         ---------------------------
Name:    Patricia W. Wilson

                  Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY

By:      /s/ Jeffrey A. Mazer
         ------------------------
Name:    Jeffrey A. Mazer

By:      /s/ Patricia W. Wilson

         --------------------------
Name:    Patricia W. Wilson

                  Authorized Signatories

AMERICAN HERITAGE LIFE INSURANCE
COMPANY

By:      /s/ Jeffrey A. Mazer
         ------------------------
Name:    Jeffrey A. Mazer

By:      /s/ Patricia W. Wilson

         ---------------------------
Name:    Patricia W. Wilson

                  Authorized Signatories

COLUMBIA UNIVERSAL LIFE
INSURANCE COMPANY

By:      /s/ Jeffrey A. Mazer
         -----------------------
Name:    Jeffrey A. Mazer

By:      /s/ Patricia W. Wilson

         --------------------------
Name:    Patricia W. Wilson

                  Authorized Signatories

CONNECTICUT GENERAL LIFE
INSURANCE COMPANY
By:      Cigna Investments, Inc.
         (authorized agent)


         By:      /s/ James R. Kuzemchak

                  -----------------------------
         Name:    James R. Kuzemchak
         Title:   Managing Director

LIFE INSURANCE COMPANY OF NORTH
AMERICA

By:      Cigna Investments, Inc. (authorized agent)


         By:      /s/ James R. Kuzemchak

                  -----------------------------
         Name:    James R. Kuzemchak
         Title:   Managing Director

AMERICAN INVESTORS LIFE INSURANCE
COMPANY

By:      /s/ Roger D. Fors
         ---------------------
Name:    Roger D. Fors

Title:   V.P. Investment Management & Research

KNIGHTS OF COLUMBUS


By:      /s/ Robert J. Lane
         ----------------------
Name:    Robert J. Lane
Title:   Assistant Supreme Secretary

MODERN WOODMEN OF AMERICA


By:      /s/ Clyde C. Schoeck

         -------------------------
Name:    Clyde C. Schoeck
Title:   President

ACACIA LIFE INSURANCE COMPANY
By:      Ameritas Investment Advisors Inc.,
         as Agent

By:      /s/ Patrick J. Henry
         ------------------------
Name:    Patrick J. Henry

Title:   Vice President - Fixed Income Securities

BERKSHIRE LIFE INSURANCE COMPANY


By:      /s/ Ellen I. Whittaker

         --------------------------
Name:    Ellen I. Whittaker
Title:   Senior Investment Officer

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                        Notes to be Purchased

NEW YORK LIFE INSURANCE                                  $16,000,000
  COMPANY

     (1) All payments by wire or intrabank transfer of immediately available funds to:

                  Chase Manhattan Bank
                  New York, New York 10019
                  ABA No. 021-000-021
                  Credit:  New York Life Insurance Company
                  General Account No. 008-9-00687

     with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

         with advice of such payments to:

                  New York Life Insurance Company
                  51 Madison Avenue
                  New York, New York 10010-1603

                  Attention:        Treasury Department

                                    Securities Income Section

                                    Room 209
                                    Fax #:  (212) 447-4160

(2)      All other communications:

                  New York Life Insurance Company
                  51 Madison Avenue
                  New York, New York 10010

                                        1

                                   Schedule A

                        Attention: Investment Department

                                    Private Finance Group

                                    Room 206
                                    Fax #:  (212) 447-4122

     with a copy of any notices regarding defaults or Events of Default under the operative documents to:

                  Attention:        Office of General Counsel
                                    Investment Section, Room 1104
                                    Fax #:  (212) 576-8340

                                    Tax ID #13-5582869


                                        2

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                        Notes to be Purchased

NEW YORK LIFE INSURANCE                                  $10,000,000
  AND ANNUITY CORPORATION

(1) All payments by wire or intrabank transfer of immediately available funds to:

                  Chase Manhattan Bank
                  New York, New York 10019
                  ABA No. 021-000-021
                  Credit: New York Life Insurance and Annuity Corporation General Account No. 323-8-47382

     with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

         with advice of such payments to:

                  New York Life Insurance and Annuity Corporation
                  c/o New York Life Insurance Company
                  51 Madison Avenue
                  New York, New York 10010-1603

                  Attention:        Treasury Department

                                    Securities Income Section

                                    Room 209
                                    Fax #:  (212) 447-4160

(2)      All other communications:

                  New York Life Insurance and Annuity Corporation
                  c/o New York Life Insurance Company
                  51 Madison Avenue

                                        3

                                   Schedule A

                  New York, New York 10010-1603

                        Attention: Investment Department

                                    Private Finance Group

                                    Room 206
                                    Fax #:  (212) 447-4122

         with a copy of any notices regarding defaults or Events of Default under the operative documents to:

                  Attention:        Office of General Counsel
                                    Investment Section, Room 1104
                                    Fax #:  (212) 576-8340

                                    Tax ID #13-3044743


                                        4

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                       Principal Amount of
Name of Purchaser                                      Notes to be Purchased

ALLSTATE LIFE INSURANCE                                $10,000,000
  COMPANY OF NEW YORK

     (1) All payments by Fedwire transfer of immediately availabl funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

         BBK =    Harris Trust and Savings Bank

                  ABA #071000288
         BNF =    Allstate Life Insurance Company

                           Collection Account #168-120-4
         ORG =      (Enter Issuer Name)
                    OBI = DPP - (Enter Private Placement No., if available)

     Payment Due Date (MM/DD/YY) - P (Enter "P" and amount of principal being remitted, for example, P5000000.00) - I (Enter "I" and amount of interest being remitted, for example, I225000.00) (2) All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

         Allstate Insurance Company
         Investment Operations - Private Placements

         3075 Sanders Road, STE G4A
         Northbrook, IL  60062-7127
         Telephone:        (847) 402-2769
         Telecopy:         (847) 326-5040


(3)   Securities to be delivered to:

         Citibank, Federal Savings Bank
         500 W. Madison Street

         Floor 6, Zone 4

                                        5

                                   Schedule A

         Chicago, Illinois  60661-2591
         Attention:  Ellen Lorden
         For Allstate Life Insurance Company of New York/Safekeeping Account
              No. 846684

     (4) All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

         Allstate Life Insurance Company
         Private Placements Department
         3075 Sanders Road, STE G3A
         Northbrook, Illinois  60062-7127
         Telephone:        (847) 402-8922
         Telecopy:         (847) 402-3092

Tax ID #36-2608394



                                        6

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                        Notes to be Purchased

ALLSTATE LIFE INSURANCE COMPANY                          $1,000,000

     (1) All payments by Fedwire transfer of immediately availabl funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

     BBK = Harris Trust and Savings Bank ABA #071000288 BNF = Allstate Life Insurance Company Collection Account #168-117-0 ORG = (Enter Issuer Name) OBI = DPP - (Enter Private Placement No., if available) Payment Due Date (MM/DD/YY) - P (Enter "P" and amount of principal being remitted, for example, P5000000.00) - I (Enter "I" and amount of interest being remitted, for example, I225000.00) (2) All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

         Allstate Insurance Company
         Investment Operations - Private Placements

         3075 Sanders Road, STE G4A
         Northbrook, IL  60062-7127
         Telephone:        (847) 402-2769
         Telecopy:         (847) 326-5040

     (3) Securities to be delivered to:
         Citibank, Federal Savings Bank
         500 W. Madison Street

         Floor 6, Zone 4
         Chicago, Illinois  60661-2591

                                        7

                                   Schedule A

         Attention:  Ellen Lorden

         For Allstate Life Insurance Company/Safekeeping Account No. 846627

     (4) All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

         Allstate Life Insurance Company
         Private Placements Department
         3075 Sanders Road, STE G3A
         Northbrook, Illinois  60062-7127
         Telephone:        (847) 402-8922
         Telecopy:         (847) 402-3092

Tax ID #36-2554642


                                        8

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                        Principal Amount of
Name of Purchaser                                       Notes to be Purchased

AMERICAN HERITAGE LIFE INSURANCE COMPANY                $2,000,000

     (1) All payments by Fedwire transfer of immediately availabl funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

     BBK = Harris Trust and Savings Bank ABA #071000288 BNF = American Heritage Life Insurance Company Collection Account #172-504-3 ORG = (Enter Issuer Name) OBI = DPP - (Enter Private Placement No., if available) Payment Due Date (MM/DD/YY) - P (Enter "P" and amount of principal being remitted, for example, P5000000.00) - I (Enter "I" and amount of interest being remitted, for example, I225000.00) (2) All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

         Allstate Insurance Company
         Investment Operations - Private Placements

         3075 Sanders Road, STE G4A
         Northbrook, IL  60062-7127
         Telephone:  (847) 402-2769
         Telecopy:   (847) 326-5040

     (3) Securities to be delivered to:
         Citibank, Federal Savings Bank
         U. S. Custody & Employee Benefit Trust
         500 W. Madison Street, Floor 6, Zone 4
         Chicago, Illinois  60661-2591

                                        9

                                   Schedule A

         Attention:  Pam Jost

         For American Heritage Life Insurance Company/Safekeeping Account
             No. 846928

     (4) All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

         Allstate Life Insurance Company
         Private Placements Department
         3075 Sanders Road, STE G3A
         Northbrook, Illinois  60062-7127
         Telephone:  (847) 402-8922
         Telecopy:   (847) 402-3092

Tax ID #59-0781901


                                       10

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                        Notes to be Purchased

ALLSTATE LIFE INSURANCE COMPANY                          $2,000,000

     Name in Notes are to be issued: CITIBANK, FEDERAL SAVINGS BANK, as Collateral Agent and Trustee Under the Security and Trust Agreement Dated as of September 1, 1993 (Northbrook Life Insurance Company, Secured Party and Beneficiary) (1) All payments by Fedwire transfer of immediately availabl funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

     BBK = Harris Trust and Savings Bank ABA #071000288 BNF = Allstate Life Insurance Company Collection Account #168-124-6 ORG = (Enter Issuer Name) OBI = DPP - (Enter Private Placement No., if available) Payment Due Date (MM/DD/YY) - P (Enter "P" and amount of principal being remitted, for example, P5000000.00) - I (Enter "I" and amount of interest being remitted, for example, I225000.00) (2) All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

         Allstate Insurance Company
         Investment Operations - Private Placements

         3075 Sanders Road, STE G4A
         Northbrook, IL  60062-7127
         Telephone:  (847) 402-2769
         Telecopy:   (847) 326-5040

     (3) Securities to be delivered to:


                                       11

                                   Schedule A

         Citibank, Federal Savings Bank
         U. S. Custody & Employee Benefit Trust
         500 W. Madison Street, Floor 6, Zone 4
         Chicago, Illinois  60661-2591
         Attention:  Pam Jost
         For Allstate Life Insurance Company/Safekeeping Account No. 846635

     (4) All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

         Allstate Life Insurance Company
         Private Placements Department
         3075 Sanders Road, STE G3A
         Northbrook, Illinois  60062-7127

         Telephone:  (847) 402-8922 / Telecopy:   (847) 402-3092

Tax ID #36-2554642


                                       12

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                      Principal Amount of
Name of Purchaser                                     Notes to be Purchased

COLUMBIA UNIVERSAL LIFE INSURANCE                     $5,000,000
COMPANY

     (1) All payments by Fedwire transfer of immediately availabl funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

     BBK = Harris Trust and Savings Bank ABA #071000288 BNF = Columbia Universal Life Insurance Company Collection Account #224-802-9 ORG = (Enter Issuer Name) OBI = DPP - (Enter Private Placement No., if available) Payment Due Date (MM/DD/YY) - P (Enter "P" and amount of principal being remitted, for example, P5000000.00) - I (Enter "I" and amount of interest being remitted, for example, I225000.00) (2) All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

         Allstate Insurance Company
         Investment Operations - Private Placements

         3075 Sanders Road, STE G4A
         Northbrook, IL  60062-7127
         Telephone:  (847) 402-2769
         Telecopy:   (847) 326-5040

     (3) Securities to be delivered to:

         Citibank, Federal Savings Bank
         U. S. Custody & Employee Benefit Trust
         500 W. Madison Street, Floor 6, Zone 4

                                       13

                                   Schedule A

         Chicago, Illinois  60661-2591
         Attention:  Pam Jost
         For Columbia Universal Life Insurance Company/Safekeeping Account
            No. 846929

     (4) All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

         Allstate Life Insurance Company
         Private Placements Department
         3075 Sanders Road, STE G3A
         Northbrook, Illinois  60062-7127
         Telephone:  (847) 402-8922
         Telecopy:   (847) 402-3092

Tax ID #75-0956156



                                       14

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                       Principal Amount of
Name of Purchaser                                      Notes to be Purchased

CONNECTICUT GENERAL LIFE                               $4,200,000
  INSURANCE COMPANY                                     4,200,000
                                                        1,500,000
                                                        1,000,000
                                                        1,000,000


Nominee Name in which Notes are to be issued:  CIG & Co.

(1) All payments by Federal Funds wire transfer of immediately available funds to:

                  Chase NYC/CTR/
                  BNF=CIGNA Private Placements/AC=9009001802
                  ABA# 021000021

         with the following accompanying information:

     OBI = Casey's General Stores, Inc.; 7.89% Senior Notes, Series A; PPN 147528 D@9; due May 15, 2010; [application (as among principal, premium and interest of the payment being made); contact name and phone]

(2)      Notices related to payments:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Securities Processing - S-309
                  900 Cottage Grove Road
                  Hartford, CT  06152-2309

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Private Securities - S-307

                                       15

                                   Schedule A

                  Operations Group
                  900 Cottage Grove Road
                  Hartford, CT 06152-2307
                  Fax:  (860) 726-7203

         with a copy to:

                  Chase Manhattan Bank
                  Private Placement Servicing

                  P.O. Box 1508
                  Bowling Green Station
                  New York, NY 10081
                  Attention:  CIGNA Private Placements
                  Fax:  (212) 552-3107/1005

(3)      All other communications:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Private Securities Division - S-307
                  900 Cottage Grove Road
                  Hartford, CT 06152-2307
                  Fax:  (860) 726-7203


     (4) Deliver the originals of all the securities, together with CIGNA's "Transmittal of Securities to Custodian" Form directly to CIGNA's custodian:

                  The Chase Manhattan Bank
                  Attn:  Larry Zimmer
                  4 New York Plaza, 11th Floor
                  New York, NY 10004

Tax ID #13-3574027


                                       16

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                     Principal Amount of
Name of Purchaser                                    Notes to be Purchased

LIFE INSURANCE COMPANY                               $3,100,000
  OF NORTH AMERICA


Nominee Name in which Notes are to be issued:  CIG & Co.

(1) All payments by Federal Funds wire transfer of immediately available funds to:

                  Chase NYC/CTR/
                  BNF=CIGNA Private Placements/AC=9009001802
                  ABA# 021000021

         with the following accompanying information:

     OBI = Casey's General Stores, Inc.; 7.89% Senior Notes, Series A; PPN 147528 D@9; due May 15, 2010; [application (as among principal, premium and interest of the payment being made); contact name and phone]

(2)      Notices related to payments:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Securities Processing - S-309
                  900 Cottage Grove Road
                  Hartford, CT  06152-2309

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Private Securities - S-307
                  Operations Group
                  900 Cottage Grove Road
                  Hartford, CT 06152-2307

                                       17

                                   Schedule A

                  Fax:  (860) 726-7203

         with a copy to:

                  Chase Manhattan Bank
                  Private Placement Servicing

                  P.O. Box 1508
                  Bowling Green Station
                  New York, NY 10081
                  Attention:  CIGNA Private Placements
                  Fax:  (212) 552-3107/1005

(3)      All other communications:

                  CIG & Co.
                  c/o CIGNA Investments, Inc.
                  Attention:  Private Securities Division - S-307
                  900 Cottage Grove Road
                  Hartford, CT 06152-2307
                  Fax:  (860) 726-7203

     (4) Deliver the originals of all the securities, together with CIGNA's "Transmittal of Securities to Custodian" Form directly to CIGNA's custodian:

                  The Chase Manhattan Bank
                  Attn:  Larry Zimmer
                  4 New York Plaza, 11th Floor
                  New York, NY 10004

Tax ID #13-3574027


                                       18

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                   Principal Amount of
Name of Purchaser                                  Notes to be Purchased

AMERICAN INVESTORS LIFE INSURANCE                  $5,000,000
   COMPANY

Nominee Name in which Notes are to be Issued:  Hare & Co.

(1)      All payments by wire transfer of immediately available funds to:

                  The Bank of New York

                  New York, NY

                  ABA #021000018
                  Credit Account #0000010048
                  American Investors Life Insurance Company
                  Ref:  Issue Name, Coupon, Maturity Date, PPN Number

     with sufficient information (including Name of Company, Description of Security, PPN, Due Date and Application (as among principal, Make-Whole Amount and Interest)) to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

                  American Investors Life Insurance Company
                  c/o AmerUs Capital Management
                  699 Walnut Street, Suite 1700

                  Des Moines, IA  50309
                  Attn:  Amy Fread
                  Tel:  (515) 283-3427
                  Fax:  (515) 283-3434

(3)      All other communications:

                  American Investors Life Insurance Company
                  c/o AmerUs Capital Management

                                       19

                                   Schedule A

                  699 Walnut Street, Suite 1700
                  Des Moines, IA  50309
                  Attn:  Steve Sweeney
                  Tel:  (515) 362-3542
                  Fax:  (515) 283-3434


(4)      Instruction for Delivery of Notes:

                  The Bank of New York
                  One Wall Street, 3rd Floor

                  Window A

                  FAO: American Investors Life Insurance Company, A/C #010048 New York, NY 10286
                  Attn:    Rich Reinhold (212) 635-4611
                           or Anthony Marrero (212) 635-4608


Tax ID #48-0696320                  (American Investors Life Insurance Company)
         #13-6062916                (Hare & Co.)



                                       20

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                     Principal Amount of
Name of Purchaser                                    Notes to be Purchased

KNIGHTS OF COLUMBUS                                  $5,000,000

     (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Casey's General Stores, Inc. 7.89% Senior Notes, Series A, due May 15, 2010") to:

                  Bank of New York (ABA #021-000-018)
                  One Wall Street
                  New York, New York 10286

                  for credit to:

                  Knights of Columbus General Account
                  Account #8900300825
     (2) All notices with respect to payments and written confirmation of each such payment to:
                  Knights of Columbus
                  P.O. Box 2016
                  New Haven, CT 06521-2016
                  Attention:  Accounting Department
                  Contact:  Maria Sobko
                  Phone:  (203) 772-2130

(3)      All other communication to:

                  Knights of Columbus
                  One Columbus Plaza
                  New Haven, CT 06510-3326

                  Attention:  Investment Department
                  Telecopier Number:  (203) 772-0037

                                       21

                                   Schedule A

Tax ID #06-0416470



                                       22

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                     Principal Amount of
Name of Purchaser                                    Notes to be Purchased

MODERN WOODMEN OF AMERICA                            $5,000,000

     (1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

                  The Northern Trust Company 50 South LaSalle Street Chicago, IL 60675 ABA No. 071-000-152

                  Account Name:  Modern Woodmen of America
                  Account No. 84352

     Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. 147528 D@9 and the due date and application (as among principal, premium and interest) of the payment being made.

(2)      Address for all notices relating to payments:

                  Modern Woodmen of America

                     Attn: Investment Accounting Department

                  1701 First Avenue
                  Rock Island, IL 61201

(3)      Address for all other communications and notices:

                  Modern Woodmen of America
                  Attn:  Investment Department
                  1701 First Avenue
                  Rock Island, IL 61201

                                       23

                                   Schedule A

Tax ID #36-1493430




                                       24

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                    Principal Amount of
Name of Purchaser                                   Notes to be Purchased

ACACIA LIFE INSURANCE COMPANY                       $2,000,000

Nominee name in which Notes are to be Issued:  Hare & Co.

(1)      All payments by wire transfer of immediately available funds to:

                  BK of NYC/BBK
                  BK of NY ABA #021000018
                  IOC 566/Income Collections

                  Acacia Life Insurance Company; Cusip; Name of Issue

         with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

                  Acacia Life Insurance Company
                  Ameritas Investment Advisors, Inc.
                  5900 'O' Street

                  Lincoln, NE 68510
                  Fax #:  (402) 467-6970

(3)      All other communications:

                  Acacia Life Insurance Company
                  Ameritas Investment Advisors, Inc.
                  5900 'O' Street

                  Lincoln, NE 68510

(4)      Delivery of certificates by registered mail:

                  The Bank of New York
                  Attn:  Free Receive Department

                                       25

                                   Schedule A

                  One Wall Street, 3rd Floor
                  New York, NY 10286
                  Acacia Life Insurance Company #000327

Tax ID #53-0022880

                                       26

                                   Schedule A

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                        Notes to be Purchased

BERKSHIRE LIFE INSURANCE COMPANY                         $2,000,000

     (1) All payments on account of the Notes in accordance with the provisions thereof and of this Agreement shall be transmitted by bank wire transfer of Federal or other immediately available funds for credit to:

                  Berkshire Life Insurance Company

                  Account #002-4-020877
                  The Chase Manhattan Bank, N.A.
                  ABA #021000021

     with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium or interest) to identify the source and application of such funds.

     (2) Copies of all notices and confirmations of payments and all other communications shall be delivered or mailed to:

                  Berkshire Life Insurance Company
                  Attention:  Securities Department
                  700 South Street
                  Pittsfield, MA  01201
                  Tel:  (413) 499-4321
                  Fax:  (413) 442-9763


Tax ID #04-1083480





                                       27

                                   Schedule A

                                   SCHEDULE B

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Adjusted Consolidated Net Worth" means, as of any date, consolidated stockholders' equity of the Company and its Subsidiaries on such date, determined in accordance with GAAP, plus deferred taxes and minority interests.

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or (c) any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Chicago, Illinois are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Change of Control" means the acquisition through purchase or otherwise by any Person, or group of Persons acting in concert, other than the Control Group, directly or indirectly, in one or more transactions, of beneficial ownership or control of securities representing more than 50% of the combined voting power of the Company's Voting Stock (including the agreement to act in concert by Persons, other than the Control Group, who

                                        1

                                   Schedule B
beneficially own or control securities representing more than 50% of the combined voting power of the Company's Voting Stock).

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Casey's General Stores, Inc., an Iowa corporation.

     "Confidential Information" is defined in Section 20.

     "Consolidated Cash Flow" means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income, (i) income tax expense, (ii) Consolidated Fixed Charges, and (iii) depreciation and amortization expense.

     "Consolidated Fixed Charges" means, for any period, the sum of (i) consolidated interest expense (including capitalized interest and the interest component of Capital Leases) of the Company and its Subsidiaries for such period and (ii) Consolidated Rentals for such period.

     "Consolidated Funded Debt" means Funded Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income (or deficit) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event (a) any extraordinary, unusual or non- recurring gain or loss (net of any tax effect) or any gain or loss from discontinued operations and (b) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions.

     "Consolidated   Net  Worth"  means,  as  of  any  date,  the   consolidated
shareholders' equity of the Company and its Subsidiaries as of such date determined in accordance with GAAP.

     "Consolidated Rentals" means, for any period, the rentals of the Company and its Subsidiaries for such period under all leases other than Capital Leases, determined on a consolidated basis in accordance with GAAP.

                                        2

                                   Schedule B

     "Consolidated Total Assets" means, as of any date, the assets and properties of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" means, as of any date, the sum of Consolidated Funded Debt and Consolidated Net Worth as of such date.

     "Control Event" means:

     (a) the execution by the Company or any Subsidiary or Affiliate of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control or Management Buyout,

     (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change of Control or Management Buyout, or

     (c) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of each Closing) to the holders of the Voting Stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change of Control of Management Buyout.

     "Control Group" means all or any of Donald F. Lamberti, Ronald M. Lamb, John G. Harmon and Jamie H. Shaffer, the spouse and direct descendants of any of the foregoing, trusts for the benefit of any of the foregoing, and the estates or legal representatives of any of the foregoing.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by Bank of America in Chicago, Illinois as its "base" or "prime" rate.

                                        3

                                   Schedule B

     "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Funded Debt" means all Indebtedness that would, in accordance with GAAP, constitute long-term Indebtedness, including (a) any Indebtedness with a maturity of more than one year after the date of creation or that is renewable at the option of the obligor for a period of more than one year from the date of creation, (b) any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year (including an option of such obligor obligating the lender or lenders to extend credit over a period of one year or more), and (c) any Guaranty with respect to Funded Debt of another Person. Notwithstanding anything to the contrary contained herein, any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings that is paid down for a period of 30 consecutive days during any 12 month period (and not refinanced with a short- term credit facility) shall not be deemed to constitute Funded Debt.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

                  (a)      the government of



                                        4

                                   Schedule B

     (i) the United States of America or any State or other political subdivision thereof, or

     (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a)  to  purchase   such   indebtedness   or  obligation  or  any  property
constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing,

                                        5

                                   Schedule B
treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder"  means,  with  respect to any Note,  the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

     (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e).

     Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Institutional  Investor"  means (a) any original  purchaser of a Note, and
(b) any bank, trust company, savings and loan association or other financial institution, any

                                        6

                                   Schedule B
pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.7.

     "Management Buyout" means the acquisition through purchase or otherwise (including the agreement to act in concert) by any Person or Persons that include the Control Group, directly or indirectly, in one or more transactions, of beneficial ownership or control of securities representing more than 50% of the combined voting power of the Company's Voting Stock.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Notes" is defined in Section 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Purchasers" is defined in Section 2.

                                        7

                                   Schedule B

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Priority Debt" means, as of any date, the sum (without duplication) of (i) outstanding Indebtedness of Subsidiaries, and (ii) Indebtedness of the Company secured by Liens.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Proposed Prepayment Date" is defined in Section 8.3(c).

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Required Holders" means, at any time, the holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                                        8

                                   Schedule B

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Voting Stock" shall mean the capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or person performing similar functions (irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means, at any time, any Subsidiary, 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly Owned Subsidiaries at such time.

                                        9

                                   Schedule B

                                  SCHEDULE 4.9

                         Changes in Corporate Structure

                                 Not Applicable

                                        1

                                    Exhibit 1

                                  SCHEDULE 5.3

                              Disclosure Materials

                                 Not Applicable

                                        1

                                    Exhibit 1

                                  SCHEDULE 5.4

        Organization and Ownership of Shares of Subsidiaries; Affiliates


                                                              Percentage of
                                   Jurisdiction               Voting Stock
Name of                               of                      owned by
Subsidiary                         Incorporation              Company

----------                         --------------             --------------

Casey's Services Company               Iowa                       100%

Casey's Marketing Company              Iowa                       100%

Casey's East Central, Inc.             Iowa                       100%

Casey's Enterprises, LLC               Iowa                       100%


     The  Company's   directors  and  senior  officers  are  identified  in  the
Memorandum.

                                        1

                                    Exhibit 1

                                  SCHEDULE 5.5

                              Financial Statements

                        All financial statements provided to the Purchasers are included as part of the Memorandum.

                                        1

                                    Exhibit 1

                                  SCHEDULE 5.8

                                   Litigation

                                 Not Applicable

                                        1

                                    Exhibit 1

                                  SCHEDULE 5.11

                             Licenses, Permits, etc.

                                 Not Applicable

                                        1

                                    Exhibit 1

                                  SCHEDULE 5.14

                                 Use of Proceeds

Repayment of existing short-term indebtednes            $49,000,000

General corporate purposes                               31,000,000
                                                         ----------
                                                        $80,000,000
                                                         ----------


                                        1

                                    Exhibit 1

                                  SCHEDULE 5.15

                             Existing Indebtedness*

Mortgage Notes Payable                                   $       250,895.38

Capitalized Lease Obligations                                  4,824,452.70

Ankeny Headquarters Financing                                  8,873,882.16

Senior Notes 6.55%                                            14,400,000.00

Senior Notes 7.7%                                             14,250,000.00

Senior Notes 7.38%                                            30,000,000.00

Senior Notes 6.18% - 7.23%                                    50,000,000.00

Lines of Credit                                               45,950,000.00
                                                              -------------
                                                            $168,549,230.24


*As of April 30, 2000





                                        1

                                    Exhibit 1

                                  SCHEDULE 5.18

              Certain Products of the Company and its Subsidiaries

     The business operations of the Company and its Subsidiaries entail the operation of convenience stores, including the sale of gasoline, in nine Midwestern states. Such business operations include the sale, storage, transportation and use of petroleum and petroleum products, household products, sanitary and cleaning supplies, lawn and garden supplies, and other miscellaneous automotive products, some of which may or do contain Hazardous Materials as defined herein. In the ordinary course of the business operations of the Company and its Subsidiaries, quantities of such petroleum and petroleum products, households products, sanitary and cleaning supplies, lawn and garden supplies and other automotive products are stored on the premises of their stores and distribution center facilities.

                                  Schedule 5.18

                                  SCHEDULE 10.4

                                     Liens*

Principal Financial                                             $8,873,882.16

Marion Haynes                                                      200,000.00

Donald Nielsen                                                      30,895.38

Viviette McCormack                                                  20,000.00
                                                                  ------------

                                                                $9,124,777.54

* As of April 30, 2000





                                        1

                                    Exhibit 1

                                                                       EXHIBIT 1

                                 [FORM OF NOTE]


                          CASEY'S GENERAL STORES, INC.

                           7.89% SENIOR NOTE, SERIES A

                                DUE MAY 15, 2010


No. [_____]                                                           [Date]
$[_______]                                                           [PPN: ]


     FOR VALUE RECEIVED, the undersigned, CASEY'S GENERAL STORES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Iowa, promises to pay to [ ], or registered assigns, the principal sum of [ ] on May 15, 2010 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.89% per annum from the date hereof, payable semiannually, on the May 15 and November 15 in each year, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make- Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.89% or (ii) 2.0% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of the Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of May 1, 2000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in
Section 6.2 of the Note Purchase Agreement.

                                    Exhibit 1

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                  CASEY'S GENERAL STORES, INC.


                                              By:
                                            Name:
                                           Title:


                                          Attest:


                                              By:
                                            Name:
                                           Title:

                                                                EXHIBIT 4.4(a)


                           FORM OF OPINION OF COUNSEL

                                 FOR THE COMPANY

     The opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., counsel for the Company, shall be to the effect that:

     1. The Company and each Subsidiary is a corporation duly incorporated, validly existing in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform the Agreement and the Notes and to issue and sell the Notes.

     2. The Company and each Subsidiary is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except where such failure to be so qualified or licensed would not have a Material Adverse Effect.

     3. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

     4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     5. No authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by the Company of the Agreement and the Notes or the offering, issuance and sale by the Company of the Notes.

     6. The issuance and sale of the Notes by the Company, the performance of the terms and conditions of the Notes and the Agreement and the execution and delivery of the Agreement do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on the property of the Company pursuant to, the provisions of (i) the certificate of incorporation (or other charter document) or by-laws of the

                                        1

                                 Exhibit 4.4(a)

Company, (ii) any loan agreement or evidence of Indebtedness known to such counsel to which the Company is a party, or other Material agreement or instrument known to such counsel to which the Company is a party or by which any of them or their property is bound or may be affected, (iii) any law (including usury laws), or regulation applicable to the Company, or (iv) any order, writ, injunction or decree known to such counsel of any court or Governmental Authority applicable to the Company.

     7. There are no actions, suits or proceedings pending or, to such counsel's knowledge, threatened against or affecting the Company, at law or in equity or before or by any Governmental Authority, which are likely to result, individually or in the aggregate, in a Material Adverse Effect.

     8. The Company is not (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940, as amended.

     9. The issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     The opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. For purposes of the opinion regarding enforceability, Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. may assume that Illinois law is in all respects identical to Iowa law. With respect to matters governed by the laws of any jurisdiction other than the United States of America and the laws of the State of Iowa, Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable. The opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. may state that such opinion is delivered to its recipients solely for their benefit and may not be furnished to, quoted or relied upon by any other person other than counsel to such recipients and any successors or assigns of such recipients' interests in the Notes; provided, however, that the opinion may be disclosed (i) to such recipients' agents and employees as necessary, (ii) in connection with the enforcement of obligations of the Company under the Notes and the Agreement, (iii) in response to a subpoena or other legal process, (iv) as otherwise required by applicable law or regulations or (v) in connection with the sale or transfer of the Notes.

                                        2

                                 Exhibit 4.4(a)

                                                             EXHIBIT 4.4(b)


                       FORM OF OPINION OF SPECIAL COUNSEL

                                TO THE PURCHASERS

     The  opinion  of  Gardner,  Carton  &  Douglas,   special  counsel  to  the
Purchasers, shall be to the effect that:

     1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Iowa, with requisite corporate power and authority to enter into the Note Purchase Agreement and to issue and sell the Notes.

     2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

     3. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     4. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the certificate of incorporation or by-laws of the Company.

     5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Agreement or the Notes.

     Gardner, Carton & Douglas may rely, as to matters of Iowa law and as to the corporate power and authority of the Company and the due authorization, execution and delivery by the Company of the Agreement and the Notes upon the opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. The opinion of Gardner, Carton & Douglas shall state that the opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. is satisfactory in form and scope to Gardner, Carton & Douglas, and, in its opinion, the Purchasers are justified in relying thereon. Such opinion shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.

                                        1

                                 Exhibit 4.4(b)

                                                               EXHIBIT 22.2

                             FORM OF TERMS AGREEMENT

     THIS TERMS AGREEMENT is made and entered into as of this _________ day of _______________, -------(this "Terms Agreement") by and among Casey's General Stores, Inc., an Iowa corporation (the "Company"), and the Purchasers listed on Schedule A hereto (the "Purchasers");

                                 R E C I T A L S

     A. The Company has entered into a Note Purchase Agreement (the "Note Agreement"), dated as of May 1, 2000, with each of the parties listed on Schedule A thereto; and

     B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of unsecured promissory notes (Series __) in accordance with the terms specified below;

     NOW, THEREFORE, subject to compliance with all of the conditions to closing and funding set forth in Section 4 of the Note Agreement, with such changes as shall be appropriate to such additional series of notes, and the delivery of such additional closing documents and opinions as the Purchasers or their counsel may request, the parties signatory hereto agree as follows:

     1. Authorization of Notes. The Company has authorized the issuance and sale of $____________ aggregate principal amount of its _____% Senior Notes, Series ___ (the "Notes"), to be dated the date of issue, to bear interest from such date at the rate of ___% per annum, payable ___________________ on _________, __
and _________, __ in each year (commencing _____________, ___) and at maturity and to bear interest on overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of ___% per annum, whether by acceleration or otherwise, until paid. The Notes will mature on _____________, 20__ (the "Maturity Date") and will be substantially in the form of Exhibit A to the Note Agreement, with such changes therein as are required to reflect the terms of the Notes specified above. The term "Notes" as used herein shall only include any and all of the Notes delivered pursuant to this Terms Agreement and each such Note delivered in substitution or exchange therefor.

     2. Sale and Purchase. The Company will issue and sell to the Purchasers, and the Purchasers will purchase from the Company on the Closing Date (as hereinafter defined), Notes in the aggregate principal amount set forth opposite their respective names on the attached Schedule A at a price of 100% of the principal amount thereof.

     3. Closing. Delivery of the Notes will be made at the offices of _______________________ against payment therefor in Federal funds or other funds in U.S. dollars immediately available at _______________, ABA. No. __________, for deposit in the Company's

                                        1

                                  Exhibit 22.2

     Account No. __________, in the amount of the purchase price not later than ____________, _____________ time, on ___________, 20__ or such earlier or later date (but in any event not later than ____________, 20__) as the Company and the Purchasers may mutually agree upon (the "Closing Date").

     4. Use of Proceeds. The proceeds from the sale of the Notes will be used to
-----------------------.

     5. Payment and Prepayment of the Notes. The Company shall pay the Notes in accordance with the repayment provisions set forth in Schedule B hereto. In addition, unless otherwise specified in Schedule B, the Notes shall be subject to mandatory and optional prepayment in accordance with the optional and mandatory prepayment provisions of Sections 8.2 and 8.3 of the Note Agreement. Each reference to "Notes" therein shall be deemed to refer to the Notes issued pursuant to this Terms Agreement.

     6. Compliance With Note Agreement. Except to the extent in conflict with any of the provisions of this Terms Agreement, the Company agrees to comply with each of the covenants, agreements and other provisions of the Note Agreement, which covenants, agreements and other provisions, together with the related definitions of terms used therein and the exhibits referred to therein, are hereby incorporated by reference into this Terms Agreement with the same effect as if such covenants, agreements and provisions were set forth in full herein, except that all references to "Purchasers" therein shall be deemed to refer to the Purchasers hereunder and all references to "Notes" therein shall be deemed to refer to the Notes issued pursuant to this Terms Agreement. Any amendment, supplement, modification, change or waiver of any of the covenants, agreements or provisions of the Note Agreement, or any of the definitions of terms used therein or exhibits referred to therein, shall not have any force and effect under this Terms Agreement unless the holders of not less than 51% of the principal amount of the Notes outstanding hereunder shall have consented in writing to such amendment, supplement, modification, change or waiver.

                       [Add any additional provisions to reflect particular agreements between the parties]




                                        2

                                  Exhibit 22.2

     IN WITNESS WHEREOF, the Company and the Purchasers have caused this Terms Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                             CASEY'S GENERAL STORES, INC.


                                            By:
                                          Name:
                                         Title:



                  PURCHASERS:


                                           By:
                                         Name:
                                        Title:






                                        3

                                  Exhibit 22.2

                                      - 3 -